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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-4 (File No. 333-_____) of Nabors Industries, Inc. (the "Company") of our report dated February 2, 1999 relating to the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
August 5, 1999